Pricing Supplement Dated July 31, 2006                     Rule 424(b)(3)
(To Prospectus Dated January 19, 2006)                     File No. 333-131150

                                    GMAC LLC
                          Demand Notes - Floating Rate
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Annual Yield:                6.00%

Effective Dates:             07/31/06 thru 08/06/06

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